  Exhibit 99.6

For Immediate Release
June 26, 2017

SUNSHINE BIOPHARMA RELEASES RESULTS OF INDEPENDENT VALUATION

Montreal, Quebec -- (ACCESSWIRE) -- Sunshine Biopharma Inc. (OTC Markets: SBFM) is a pharmaceutical company focused on the research, development and commercialization of drugs for the treatment of various forms of cancer. The Company’s lead anticancer compound, Adva-27a, has proven effective at killing Multidrug Resistant Cancer cells including Pancreatic Cancer cells, Small-Cell Lung Cancer cells, Breast Cancer cells and Uterine Sarcoma cells (Results published in ANTICANCER RESEARCH, Volume 32, Pages 4423-4432, October 2012).

The Company today received the results of an independent valuation it had commissioned on its issued and outstanding shares. MNP LLP (“MNP”) was retained to provide a Valuation Report (the “Report”), on the estimated en bloc Fair Market Value at March 31, 2017 (the “Valuation Date”), of its issued and outstanding shares. At the Valuation Date the value arrived at in the Report was in the range of $977.0 million to $1,133.0 million. The Company had commissioned the Report as part of an obligation it had previously made to investors.

MNP is one of the largest public accountancy firms in Canada (www.mnp.ca). The Montréal Valuation Practice (the “Practice”) is engaged in the valuation of businesses, business ownership interests, and securities and intangible assets in connection with business combinations, distributions of listed and unlisted securities, private placements, exchanges of shares, corporate and financial reorganizations, going-private transactions, leveraged buy-outs, fair value measurement of assets and liabilities for purchase price allocation and annual impairment testing for financial reporting pursuant to generally-accepted accounting principles both in Canada and the United States. The Practice has performed more than 3,000 valuations of public and private companies throughout Canada and in the United States during the past thirty years. Members of the Practice have also been playing an active role in the Canadian and U.S. professional societies of which they are accredited members, including serving on governing boards and standards-promulgating committees.

MNP is not an insider, associate, or affiliate of our Company or any of our affiliates, associates, or shareholders (collectively, the “Interested Parties”). MNP does not own shares in the Company, nor does it have any agreements, commitments, or undertakings in respect of any future business involving any of the Interested Parties. MNP’s professional fees for services rendered in preparing the Report were not contingent, in whole or in part, on the conclusions reached therein and were based strictly on the professional time expended on the engagement at their standard hourly rates.

About Adva-27a

Adva-27a is Sunshine Biopharma's lead anticancer compound, a small molecule that has recently been shown to be effective at killing Multidrug Resistant Breast Cancer cells, Small-Cell Lung Cancer cells, Uterine Sarcoma cells and Pancreatic Cancer cells (Published in ANTICANCER RESEARCH, Volume 32, Pages 4423-4432, October 2012). Adva-27a is currently in the IND-Enabling stage of development. The original U.S. patent covering Adva-27a was issued on August 7, 2012 under U.S. patent number 8,236,935. The Company is planning a Phase I clinical trial of Adva-27a for Pancreatic Cancer in parallel to the Phase I clinical trial of Adva-27a for multidrug resistant Breast Cancer to be conducted at McGill University's Jewish General Hospital in Montreal (Canada).

Safe Harbor Forward-Looking Statements

To the extent that statements in this press release are not strictly historical, including statements as to revenue projections, business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company's development, events conditioned on stockholder or other approval, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made.

For Additional Information:
Sunshine Biopharma Inc.
Camille Sebaaly, CFO
Tel.: 514-814-0464
camille.sebaaly@sunshinebiopharma.com